Exhibit 10.18


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                           SHARE PURCHASE AGREEMENT

                                    between

                                COMDISCO, INC.

                                      and

                                PH HOLDING GMBH

                          Dated as of August 14, 2002








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ARTICLE I             DEFINITIONS.............................................2

         1.1      Definitions.................................................2

ARTICLE II            SALE AND PURCHASE OF THE SHARE Quota....................4

         2.1      Sale and Purchase...........................................4

         2.2      Excluded Contracts..........................................4

         2.3      Purchase Price..............................................5

         2.4      Payment of Purchase Price...................................5

         2.5      Holdback....................................................5

         2.6      Inter-Company Accounts......................................7

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF SELLER................7

         3.1      Due Incorporation and Ownership.............................8

         3.2      Authority; Consents and Approvals...........................8

         3.3      No Other Representations and Warranties.....................8

         3.4      Seller's Limitation on Liability............................8

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF PURCHASER.............9

         4.1      Power, Authority and Consents...............................9

         4.2      Familiarity with the Company's Business.....................9

         4.3      Financial Capacity of Purchaser.............................9

ARTICLE V             COVENANTS AND FURTHER OBLIGATIONS.......................9

         5.1      Funds for Liquidation of Czech Subsidiary...................9

         5.2      Cooperation after Closing..................................10

         5.3      Comdisco Trademark ........................................11

         5.4      Confidentiality ...........................................11

ARTICLE VI            CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.......11

ARTICLE VII           CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER..........11

         7.1      Warranties True as of Closing Date.........................12

         7.2      Compliance with Agreements and Covenants...................12

         7.3      No Injunctions or Restraints...............................12

         7.4      Board Approval.............................................12

         7.5      Payment of the Purchase Price..............................12

ARTICLE VIII          REMEDIES, INDEMNIFICATION..............................12

         8.1      Indemnification by Purchaser...............................13

ARTICLE IX            MISCELLANEOUS..........................................13

         9.1      Expenses...................................................13

         9.2      Amendment..................................................13

         9.3      Notices....................................................13

         9.4      Waivers....................................................14

         9.5      Counterparts...............................................14

         9.6      Interpretation.............................................14

         9.7      Governing Law..............................................15

         9.8      Assignment.................................................15

         9.9      No Third Party Beneficiaries...............................15

         9.10     Calculation of Time Periods................................15

         9.11     Further Assurances.........................................15

         9.12     Severability...............................................15

         9.13     Entire Understanding.......................................16

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                           SHARE PURCHASE AGREEMENT

         THIS SHARE PURCHASE AGREEMENT is made by and between COMDISCO, INC., a corporation duly established and validly existing under the laws of Delaware with its corporate seat in Illinois, 60018 Rosemont, 6111 North River Road, USA (the "Seller") and PH HOLDING GmbH, a limited liability company duly established and validly existing under the laws of Austria with its corporate seat in 1010 Vienna, Reischachstrasse 3/12A and registered with the commercial register at the Commercial Court Vienna under FN 224852s (the "Purchaser"). Certain capitalized terms used herein are defined in Article I.

                             W I T N E S S E T H:

         WHEREAS, the Seller and all of its group entities are engaged in the business of leasing and providing remarketing services for distributed computing systems (servers, workstations, personal computers, local area networks and other high technology equipment), (the "Business");

         WHEREAS, Computer Discount GmbH ( the "Company") is an Austrian company with limited liability with its corporate seat in 1010 Vienna, Mahlerstrasse 7/22 and registered with the commercial register at the Commercial Court Vienna under FN 81059f. The stated share capital of the Company amounts to ATS 40,550,000 (Austrian Schilling forty million five hundred and fifty thousand);

         WHEREAS, Seller is the legal and beneficial owner of a share quota with a nominal value of ATS 40,550,000 (Austrian Schilling forty million five hundred and fifty thousand) representing 100% of the stated share capital of the Company (the "Share Quota"). The stated share capital of the Company has been fully paid up in cash;

         WHEREAS, Peter Huber, an Austrian citizen, born on the 8th (eighth) day of April 1963 (one thousand nine hundred and sixty three), resident in 1236 Vienna, Schreckgasse 13, managing director and sole shareholder of Purchaser, has been employed by the Company for the last 6 (six) years in a senior position;

         WHEREAS, subject to the terms and conditions set forth in this Agreement, Seller desires to sell all of its right, title and interest in the Share Quota and Purchaser desires to purchase such Share Quota from Seller.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:

                                  ARTICLE I

                                  DEFINITIONS

         1.1 Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

"Accounts Payable            shall have the meaning set forth in Section 2.5;
Holdback"

"Agreement"                  shall mean this Share Purchase Agreement,
                             including all schedules hereto;

"Bond"                       shall have the meaning set forth in Section
                             2.5(a);

"Business"                   shall have the meaning set forth in the recitals
                             to this Agreement;

"Business Day"               shall mean any day of the year other than (i) any
                             Saturday or Sunday or (ii) any other day on which banks located in Austria are closed for business;

"Chapter 11 Case"            shall mean that Seller, along with certain of its
                             affiliates, has filed a voluntary petition for relief commencing a case under Chapter 11 of Title 11 of the United States Code, 11
                             U.S.C.ss.ss.101 et seq., as amended, in the United States Bankruptcy Court for the Northern
                             District of Illinois.

"Closing Date"               shall mean the date of execution of this
                             Agreement;

"Comdisco Trademark"         shall have the meaning as set forth in Section
                             5.3;

"Company"                    shall have the meaning set forth in the recitals
                             to this Agreement;

"Czech Subsidiary"           shall have the meaning as set forth in Section
                             5.1;

"Duty Claim"                 shall have the meaning set forth in Section
                             2.5(c);

Numbers preceded by the      shall mean amounts in Euros;
symbol "(euro)"

"Excluded Contracts"         shall mean those contracts described in Schedule
                             A as defined in Section 2.2;

"Governmental Authority"     shall mean the government of the United States or
                             any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including quasi-governmental entities established to perform such functions;

"Holdback"                   shall have the meaning set forth in Section 2.5;

"Limitation Period"          shall have the meaning set forth in Section 8.1;

"Liquidation"                shall have the meaning set forth in Section 5.1;

"Material Adverse Effect"    means any event, condition, or matter in respect
                             of the operation of the Business or the Share
                             Quota that results in or has a material adverse effect on the business, financial condition or operations of the Business taken as a whole;
                             provided, however, that, the effects of changes that (i) are generally applicable to (A) the industries and markets in which the Business operates or (B) the United States and global economies or (ii) relate to foreign currency exchange rate fluctuations, shall in each case be excluded from the determination of Material
                             Adverse Effect; and provided, further, that any adverse effect on the Business, taken as a whole, resulting from the execution of this Agreement and the announcement of this Agreement, the Chapter 11 Case and the announcement of the Chapter 11 Case and the other transactions contemplated by this Agreement shall also be excluded from the determination of Material
                             Adverse Effect;

"Non-Recourse Note"          shall mean the note attached as Schedule B as
                             defined in Section 2.2;

"Purchase Price"             shall have the meaning set forth in Section 2.3;

"Purchaser"                  shall have the meaning set forth in the recitals
                             to this Agreement;

"Seller" shall have the meaning set forth in the recitals to this Agreement;

"Share Quota"                shall have the meaning set forth in the recitals
                             to this Agreement;

"Signing"                    means the signing of this Agreement;

"Tax Holdback"               shall have the meaning set forth in Section 2.5;

"Tax Investigation"          shall have the meaning set forth in Section
                             2.5(b);

"Trademark"                  shall mean U.S. and foreign registered and
                             unregistered trademarks, service marks, logos, trade names, corporate names and all registrations and applications to register the same;

"Trustee"                    shall have the meaning as set forth in Section
                             2.5. The contact person at the Trustee is Dr.
                             Rudolf Kaindl, (address: 1220 Vienna,
                             Donaustadtstrasse 1, phone number: +43 1 203 35
                             05, facsimile number: +43 1 203 35 05 14);


                                  ARTICLE II

                     SALE AND PURCHASE OF the SHARE QUOTA

         2.1 Sale and Purchase. Effective as of the Closing Date and subject to the terms and conditions set forth herein, in particular, but without limitation to Articles VI and VII, and pursuant to Sections 105 and 363 of the Bankruptcy Code, Seller shall sell and transfer and Purchaser shall purchase and accept from the Seller all rights, title and interest in the Share Quota with all the rights attached or accruing to them at the Closing Date.

         2.2 Excluded Contracts. Notwithstanding anything contained in this Agreement to the contrary, all contracts concluded by the Company set forth in Schedule A (collectively, the "Excluded Contracts") shall be transferred from the Company to any other entity within the Seller's group at the sole discretion of Seller. Should Seller - in its sole discretion - choose to not transfer any or all of the Excluded Contracts, Purchaser shall or shall cause the Company to continue to complete such contracts on Seller's behalf. In this context, the Purchaser shall or shall cause the Company to collect any and all claims the Company may have under such contracts, including, without limitation, any receivables on behalf of the Seller, and shall or shall cause the Company to remit such collected claims and/or amounts within 10 (ten) Business Days to a bank account to be designated by the Seller. Purchaser shall or shall cause the Company to diligently seek to collect all such claims and/or amounts as and when due. As soon as and to the extent that Seller desires to have the Excluded Contracts transferred to any entity of the Seller's group at its sole discretion, Purchaser will immediately take or cause the Company to take all steps necessary or desirable to complete the transfer of any Excluded Contracts remaining within the Company after the Closing Date in accordance with the instructions of Seller.

         In addition to the aforesaid, Seller and the Company will enter into a non-recourse note agreement in the form attached hereto as Schedule B (the "Non-Recourse Note"). Purchaser hereby acknowledges and agrees that this Agreement shall be null and void and the transfer of the Share Quota shall be deemed not to have occurred if Purchaser fails to cause the Company to duly sign and deliver the Non-Recourse Note by noon on the day following the Closing Date. Should Purchaser fail to deliver the Non-Recourse Note duly signed by the Company by noon on the day following the Closing Date, Purchaser shall immediately re-transfer the Share Quota to Seller; if Purchaser fails to timely re-transfer the Share Quota, the Trustee shall, upon Seller's request, immediately disburse the Holdback to Seller, and Seller shall only be obligated to transfer to Purchaser the Holdback and the Purchaser Price, less any damages and costs directly or indirectly incurred by Seller as a result of Purchaser's failure to act in accordance with this provision, upon the re-entry, in the commercial register, of Seller as owner of the Share Quota.

         2.3 Purchase Price. At the Closing Date and in consideration for the Share Quota, the Purchaser shall pay (euro) 8,733,200.71 (eight million seven hundred thirty-three thousand two hundred 71/100) by transfer of immediately available funds to the Seller's account at Bank of America, Amsterdam, account number 600415869015, bank sort code BOFANLNX and the amount of (euro) 633,424.73 (six hundred thirty-three thousand four hundred twenty four 73/100) to the Trustee (the " Purchase Price"). Purchaser acknowledges and agrees that the Purchase Price - as determined by the Company's auditors - is fair and based on the book value of the Company's net assets under US GAAP as of the Closing Date in accordance with the method of determination proposed by the Purchaser. Purchaser hereby expressly waives any and all claims he may have, including, without limitation, any claims under ss.ss. 869-877 ABGB (Allgemeines Burgerliches Gesetzbuch, RGBl 1859/217, as amended), relating to the determination, the amount and the payment of the Purchase Price.

         2.4 Payment of Purchase Price. Purchaser acknowledges and agrees that the effectiveness of this Agreement and the Seller's obligation to transfer the Share Quota is contingent upon the Seller's receipt of the Purchase Price. Purchaser shall transfer the Purchase Price in a manner that puts Seller in a position to get written confirmation of receipt of the funds on the account set forth in Section 2.3 and from the Trustee at the time of execution of this Agreement.

         2.5 Holdback. Seller and Purchaser acknowledge and agree that Dr. Rudolf Kaindl, notary public, 1220 Vienna, Donaustadtstrasse 1, shall act as trustee (the "Trustee") and clearing agent for purposes of holding a portion of the Purchase Price in the amount of (euro) 633,424.73 (six hundred thirty three and four hundred twenty-four 73/100) which shall be designated as the "Holdback". The Trustee shall hold the Holdback plus any interest accrued thereon in an escrow account until a date to be agreed upon by Seller and Purchaser. Notwithstanding the foregoing, (euro) 580,000 (five hundred and eighty thousand) thereof (the "Tax Holdback") plus any interest accrued shall be disbursed to the Seller no later than the last day of the statute of limitations for the stamp duties on the Austrobond (see (a) below), if any, i.e., December 31, 2004, and (euro) 53,424.73 (fifty-three thousand four hundred and twenty-four 73/100) thereof (the "Accounts Payable Holdback") plus any interest accrued shall be disbursed to the Seller no later than the last day of the statute of limitations governing the underlying accounts payable (invoices to be received) (see (d) below).

         Seller and Purchaser acknowledge that the Trustee (i) is acting solely at their request and for their convenience and (ii) shall not be deemed to be the agent of either of the parties. The fees and expenses shall be paid one-half by the Seller and one-half by the Purchaser. Seller, Purchaser and Trustee shall enter into a separate agreement governing the trusteeship which is an integral part of this Agreement.

         (a) The Tax Holdback or an appropriate portion thereof, as the case may be, shall be disbursed to the Company only upon presentation of a final decree issued by the Austrian tax authorities which decree is not subject to appeal and states (i) that the issuance of a bond in the amount of ATS 500,000,000 (Austrian Schilling five hundred million) by the Company on February 11 (eleven), 1999 (one thousand nine hundred ninety-nine) (the "Bond") triggered stamp duties under the Austrian Gebuhrengesetz (BGBl 1957/267, as amended) and (ii) the amount of stamp duties resulting from the issuance of the Bond and to be paid by the Company.

         (b) Upon the expiration of the period provided for in Section 2.5, i.e. on January 1, 2005, or at any time prior to this date when an investigation of the Bond by the Austrian tax authorities (a "Tax Investigation") ends (i) without the issuance of a decree requesting payment of stamp duties in connection with the Bond, or (ii) with the issuance of a decree levying stamp duty in connection with the Bond in an amount of less than (euro) 580,000 (five hundred eighty thousand), the Trustee shall disburse the Tax Holdback or the remainder thereof, as the case may be, plus accrued interest and other income to an account designated by the Seller. The Purchaser shall keep the Trustee fully informed about any Tax Investigation of the Company and the results thereof.

         (c) Defense. In the event that the Purchaser or the Company learns that any tax authority is taking steps towards the collection or levying of a stamp duty relating to the Bond (a "Duty Claim") or notice thereof is delivered, sent, commenced or initiated against the Company by any taxing authority after the date hereof, Purchaser shall give Seller prompt notice of such Duty Claim, and Seller shall have the right to assume the defense (at Seller's expense) of any such Duty Claim through counsel of Seller's own choice by so notifying Purchaser within 30 (thirty) days of the first receipt by Seller of such notice from Purchaser; provided, however, that any such counsel shall be reasonably satisfactory to Purchaser. If, under applicable standards of professional conduct, a conflict with respect to any significant issue between the Purchaser and/or the Company and Seller exists in respect of such Duty Claim, Seller shall pay the reasonable fees and expenses of such additional counsel as may be required to be retained in order to eliminate such conflict. Seller shall be liable for the fees and expenses of counsel employed by Purchaser or the Company for any period during which Seller has not assumed the defense of any such Duty Claim (other than during any period in which Purchaser and/or the Company will have failed to give notice of the Duty Claim, as provided above). If Seller assumes such defense, Purchaser and/or the Company shall have the right to participate in the defense thereof and to employ counsel, at their own expense, separate from the counsel employed by Seller, it being understood that Seller shall control such defense. If Seller chooses to defend such Duty Claim, Purchaser shall and/or shall cause the Company to cooperate in the defense thereof, which cooperation shall include, to the extent reasonably requested by Seller, the retention, and the provision to Seller, of records and information reasonably relevant to such Duty Claim, and making employees of the Company available on a mutually convenient basis to provide additional information and explanation. If Seller chooses to defend or prosecute any Duty Claim, Purchaser shall and/or shall cause the Company to agree to any settlement, compromise or discharge of such Duty Claim that Seller may recommend and that, by its terms, discharges Purchaser and the Purchaser Affiliates from the full amount of liability in connection with such Duty Claim; provided, however, that, Seller shall not consent to, and Purchaser shall not be required to agree to, the entry of any judgment or enter into any settlement that (i) provides for injunctive or other non-monetary relief affecting Purchaser or any Affiliate of Purchaser or
(ii) does not include as an unconditional term thereof the giving of a release from all liability with respect to such Duty Claim. For the avoidance of doubt, Purchaser may in no event frustrate or cause the Company to frustrate the efforts of Seller to defend the Duty Claim, including, without limitation, by paying any amounts to the Austrian tax authorities or otherwise settling a dispute.

         (d) The Accounts Payable Holdback or an appropriate portion thereof, as the case may be, shall be disbursed to the Company only upon presentation of appropriate invoices in connection with the accounts payable (invoices to be received) related to customer accounts listed in Schedule C, provided however, that such invoices shall not have been objected to by the Seller. For the avoidance of doubt, Purchaser acknowledges that such accounts payable (invoices to be received) have been allocated for liabilities for which, as of the Closing Date, Company has not received any invoices, and the Purchaser agrees that the respective amounts shall be disbursed to Seller as soon as the applicable statute of limitations has expired.

         (e) In no event shall the Purchaser or the Company be entitled to claim an amount in excess of (euro) 633,424.73 (six hundred thirty-three thousand four hundred and twenty-four 73/100). Interest accruing on the Holdback shall always be for the benefit of the Seller and may not be claimed by or paid to the Purchaser or the Company.

         2.6 Inter-Company Accounts. Seller and Purchaser acknowledge and agree that the Company has inter-company accounts receivable owed by several entities in Seller's group in the amount of (euro) 1,397,637.98 (one million three hundred ninety-seven thousand six hundred and thirty-seven 98/100) and inter-company accounts payable owing to several entities in Seller's group in the amount of (euro) 1,729,229.58 (one million seven hundred twenty-nine and two hundred and twenty-nine 58/100). Both parties hereby agree that Seller shall and shall cause its group entities, as the case may be, and Purchaser shall cause Company to settle all inter-company accounts by the close of business on August 19 (nineteen), 2002 (two thousand two).

         If at the close of business on August 19 (nineteen), 2002 (two thousand and two), Purchaser has failed to cause the Company to fulfill its payment obligations, as set forth in this Section 2.6 (i.e. by causing the Company to transfer (euro) 331,591.60 (three hundred thirty-one thousand five hundred and ninty-one 60/100) to the bank account of Seller (Section 2.1)), Purchaser hereby acknowledges and agrees that this agreement shall be null and void and the transfer of the Share Quota shall be deemed not to have occurred. In such case Purchaser shall immediately re-transfer the Share Quota to Seller; if Purchaser fails to timely re-transfer the Share Quota, the Trustee shall, upon Seller's request, immediately disburse the Holdback to Seller (and the Holdback shall be deemed to be forfeited by the Purchaser), and Seller shall only be obligated to transfer to Purchaser the Holdback and the Purchaser Price, less any damages and costs directly or indirectly incurred by Seller as a result of Purchaser's failure to act in accordance with this provision, upon the re-entry, in the commercial register, of Seller as owner of the Share Quota.

                                 ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLER

         The parties acknowledge that Purchaser has been employed by the Company for 6 (six) years in a senior position and therefore has comprehensive and detailed insider knowledge of the Business and the legal and commercial condition of the Company. The Seller represents and warrants to Purchaser, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date), as follows:

         3.1 Due Incorporation and Ownership.

         (a) Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own foreign investments and to carry on its respective businesses as it is now being owned and conducted. The Company is duly organized and validly existing under the laws of Austria.

         (b) Seller is the beneficial and of record owner of the Share Quota. The Share Quota is clear and free of any liens or similar encumbrances.

         3.2 Authority; Consents and Approvals.

         (a) The Seller has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by its Board of Directors. This Agreement has been duly and validly executed and delivered by the Seller and (assuming this Agreement constitutes a valid and binding obligation of the Purchaser) constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

         (b) No consent, approval, or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be made or obtained by the Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transaction, except
(a) for consents, approvals or authorizations of the Seller's Board of Directors, and (b) for consents, approvals, authorizations, declarations, filings or registrations, which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

         3.3 No Other Representations or Warranties. Except as specifically and expressly set forth in this Article III, (i) the Seller makes no representation or warranty, express or implied, in law or in equity, relating to the transferred Share Quota or otherwise, including, without limitation, any representation or warranty as to value, merchantability, fitness for a particular purpose or for ordinary purposes, or any other matter, (ii) the Seller makes no, and hereby disclaims any, other representation and warranty regarding the transferred Share Quota and (iii) the transferred Share Quota being transferred to the Purchaser is conveyed on an "as is, where is" basis as of the Closing, and the Purchaser shall rely upon its own examination thereof, in particular its long lasting experience as employee of the Company. Without limiting the generality of the foregoing, the Seller makes no representation or warranty regarding any assets other than expressly set forth above, and none shall be implied by law or in equity.

         3.4 Seller's Limitation on Liability. The Purchaser shall not be entitled in any event to any lost profits, indirect, consequential, liquidated or other damages in respect of any claim or claims, including, without limitation, any claim or claims under the Seller's representations and warranties. Purchaser hereby expressly waives any entitlements or claims to damages other than direct damages directly resulting from an intentional breach by Seller of the Seller's representations and warranties. No claim shall be brought against the Seller in respect of any of the Seller's representations and warranties unless the Purchaser shall have given to the Seller written notice of such claim specifying in detail the matter which gives rise to the claim, the nature of the claim and the amount claimed in respect thereof on or before the date which is one month after the Closing Date.

                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date), as follows:

         4.1 Power, Authority and Consents. Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity and by equitable limitations on the availability of specific remedies.

         4.2 Familiarity with the Company's Business. Due to his long term top level employment with the Company, Purchaser is familiar and has in depth-insider knowledge of every aspect of the Company's business and the Business.

         4.3 Financial Capacity of Purchaser. Purchaser has the financial capacity to pay the Purchase Price and the Adjusted Purchase Price when due and payable.

                                  ARTICLE V

                       COVENANTS AND FURTHER OBLIGATIONS

         5.1 Funds for Liquidation of Czech Subsidiary. Comdisco Ceska republika s.r.o. is a Czech company with limited liability with its corporate seat in 11000 Prague 1, Klimentska 46 and registered with the commercial register at the commercial court in Prague under register number 25 74 17 81. Comdisco Ceska republika s.r.o. is a fully owned subsidiary of the Company (the "Czech Subsidiary"). It is the intention of both parties to wind-up and de-register (the "Liquidation") the Czech Subsidiary. Seller and Purchaser acknowledge that at the Closing Date, the liquid funds available to the Czech Subsidiary amount to (euro) 65,000 (sixty five thousand) and that the costs the Liquidation of the business of the Czech Subsidiary (including de-registration) will not exceed (euro) 60,000 (sixty thousand). Purchaser shall be responsible to take all steps necessary or desirable to ensure a quick and cost-efficient Liquidation of the Czech Subsidiary's business by no later than June 30, 2003. Upon completion of such Liquidation, Purchaser will present to Seller documentation evidencing in reasonable detail the steps taken and costs incurred by the Purchaser. Any positive difference between the anticipated costs of Liquidation (see above, (euro) 60,000 (sixty thousand)) and the actual costs of Liquidation shall be shared on a 70 (seventy) (Seller) : 30 (thirty) (Purchaser) basis and paid to the Seller together with any additional funds available to the Czech Subsidiary (i.e. the difference between (euro) 60,000 and the liquid funds available to the Czech Subsidiary as of Closing Date) without delay. Purchaser shall pay the entire (euro) 65,000 (sixty five thousand) back to the Seller if it has not received a final decree confirming the successful completion of the liquidation of the Czech Subsidiary by July 1, 2003.

         5.2 Cooperation after Closing. Seller and Purchaser agree to use commercially reasonable efforts in continuing their cooperation after Closing. In particular, but without limitation:

         (a) For a period of 3 (three) months following the Closing Date, Seller shall allow the Company to access and use the Seller's information technology systems, for the limited purpose of accessing and processing the Company's financial accounts, to the extent they are currently stored in Seller's information technology system. Seller and Purchaser have entered into a separate agreement concerning the fees and cost during this period. Thereafter, Seller is willing to grant Company read-only access to such information until December 31(thirty-first), 2002 (two thousand and two), whereas Purchaser acknowledges and agrees that the Company shall no longer be entitled to use such information for processing the Company's accounts. Seller and the Company will enter into a separate agreement with respect to this read-only access. Seller shall use commercially reasonable efforts to provide access to its information technology system and shall in no event be liable for any damage caused to the Company as a result of such access. Purchaser shall indemnify and hold Seller harmless for any damage and cost caused by its or the Company's access or use of the Seller's information technology. Purchaser shall further reimburse Seller for all costs incurred by Seller as a result of such access. Purchaser and the Company will not allow any third party access to Seller's information technology systems and will treat all information obtained through their access strictly confidential. Purchaser and the Company may not use any information obtained through their access for any purpose other than the processing of the Company's accounts. Purchaser and the Company acknowledge and agree that access to the Seller's information technology systems remains subject to the policies and instructions of the Seller which Purchaser and the Company will comply with at all times.

         (b) Upon Seller's request, Purchaser shall assist Seller in the winding-up and de-registration of Seller's group subsidiaries in Poland, Hungary and Italy, and Purchaser shall be obligated, upon Seller's request, to assist with the administration of lease agreements of these subsidiaries, if any, for a period of at least three months following a respective request by Seller. Seller shall, upon the presentation of appropriate invoices, reimburse Purchaser for any reasonable out-of-pocket expenses reasonably incurred by Purchaser in the course of providing such services. Further, Purchaser shall or shall cause the Company to fully cooperate and assist Seller and/or any third parties and third party advisors nominated by Seller in the supervision of and preparation of financials and year end closing for Switzerland for a period of at least three months following a respective request by Seller.

         (c) Seller shall use commercially reasonable efforts to provide Purchaser or the Company with electronic copies of the Company's financial accounts and certain information relating thereto in connection with the business years 2000 (two thousand), 2001 (two thousand and one) and 2002 (two thousand and two), which are in the possession of Seller.

         5.3 Comdisco Trademark. Notwithstanding anything contained in this Agreement to the contrary, it is expressly agreed that Purchaser is not purchasing, acquiring or otherwise obtaining any right, title or interest in any Trademark employing Seller's name or any part or variation of such name or anything confusingly similar thereto (the "Comdisco Trademark"). Neither Purchaser, Company nor any of their affiliates shall be entitled to retain nor to make any use of the Comdisco Trademark. Purchaser will hold Seller fully harmless from damages of whatever nature resulting from the use of the Comdisco Trademark after the Closing Date.

         5.4 Confidentiality. Each party to this Agreement will not intentionally disclose, and will use its best efforts to prohibit the unintentional disclosure, to any third party except to its employees, advisers and/or Governmental Authorities, or otherwise required by any applicable law, of any confidential or proprietary information concerning the other party or its processes, inventions, formulae, customers, suppliers, or any trade secret, unless the disclosure is expressly assented to in writing. This obligation will survive termination of this Agreement for a period of 3 (three) years. All information furnished to one party by the other party will be considered confidential or proprietary information, unless otherwise so indicated by the party furnishing the information. For the avoidance of doubt, Seller may also disclose information which would otherwise be deemed confidential to the extent it is required to do so under the rules or regulations of any stock exchange or governmental body.

                                  ARTICLE VI

               CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         The obligations of Purchaser under Article II of this Agreement are subject to the satisfaction or waiver by Purchaser of the following conditions precedent on or before the Closing Date:

         Board Approval. Seller shall confirm that prior to the Closing Date, its Board of Directors has voted in favor of the sale of the Share Quota as contemplated hereunder.

                                 ARTICLE VII

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligations of Seller under Article II of this Agreement are subject to the satisfaction or waiver by Seller of the following conditions precedent on or before the Closing Date:

         7.1 Warranties True as of Closing Date. Each of the representations and warranties of Purchaser set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct in all material respects as of the date of this Agreement (except to the extent that such representations and warranties are expressly limited by their terms to another date, in which case such representations and warranties shall be true and correct as of such other date), and Seller shall have received a certificate (which certificate may be qualified by "knowledge" to the same extent as the representations and warranties of Purchaser contained herein are so qualified) signed on behalf of Purchaser by an authorized officer of Purchaser, in such capacity, to such effect.

         7.2 Compliance with Agreements and Covenants. Purchaser shall have performed and complied in all material respects with all of its covenants, obligations and agreements required to be performed by it under this Agreement at or prior to the Closing Date.

         7.3 No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

         7.4 Board Approval. Seller shall confirm that prior to the Closing Date, its Board of Directors has voted in favor of the sale of the Share Quota as contemplated hereunder.

         7.5 Payment of the Purchase Price. Purchaser shall have transferred the amount of (euro) 8,733,200.71 (eight million seven hundred thirty-three thousand and two hundred 71/100) to the Seller's account at Bank of America, Amsterdam, account number 600415869015, bank sort code BOFANLNX and the amount of (euro) 633,424.73 (six hundred thirty-three thousand and four hundred twenty-four 73/100) to the Trustee and both Bank of America and Trustee shall have confirmed to Seller in writing that the Purchase Price has been transferred in immediately available funds and received by Bank of America and Trustee. For the avoidance of doubt the Seller shall not be obligated to transfer the Share Quota and the Share Quota shall not be transferred to Purchaser prior to the receipt of the confirmations described above.

                                 ARTICLE VIII

                           REMEDIES, INDEMNIFICATION

The Purchaser shall be entitled to claim direct damages directly resulting from an intentional breach by the Seller of the Seller's representations and warranties subject to the limitations set forth in Section 3.4.

If the Purchaser becomes aware that there has been a material breach of the Seller's warranties or any other term of this Agreement, the Purchaser shall not be entitled to rescind or avoid this Agreement or treat this Agreement as terminated but shall only be entitled to claim damages or exercise any other right, power or remedy under this Agreement.

         8.1 Indemnification by Purchaser. Purchaser agrees to indemnify Seller and each of its respective officers, directors, employees, agents and representatives against, and agrees to hold each of them harmless from, any and all losses incurred or suffered by them and discovered during a period of 36 (thirty sixt) months following the Closing Date (the "Limitation Period") relating to or arising out of or in connection with any of the following:

         (a) any breach of or any inaccuracy in any representation or warranty made by Purchaser in this Agreement or any document delivered at the Closing Date; provided, however, that a notice of the claim by Seller shall have been given to Purchaser not later than the close of business on the last day of the applicable Limitation Period; or

         (b) any breach of or failure by Purchaser to perform any covenant or obligation of Purchaser set out or contemplated in this Agreement or any document delivered at the Closing Date; provided, however, that a notice of the claim by Seller shall have been given to Purchaser not later than the close of business on the last day of the applicable Limitation Period.

                                  ARTICLE IX

                                 MISCELLANEOUS

         9.1 Expenses. Each party hereto shall bear its own expenses with respect to the transactions contemplated hereby, provided, however, that Purchaser shall pay all sales, use, stamp, transfer, service and like taxes or fees, if any, imposed by any Governmental Authority in connection with the transfer and assignment of the Share Quota or other transactions contemplated by this Agreement.

         9.2 Amendment. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

         9.3 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, or (b) on the date of transmission if sent by telex, facsimile or other wire transmission so long as a copy is delivered by overnight courier the next Business Day:

         (a) If to Seller, addressed as follows:

                           Comdisco Inc.
                           6111 North River Road
                           Rosemont, Illinois 60018
                           Attention: Robert E.T. Lackey
                           Telephone: +1 847 518 5208
                           Facsimile: +1 847 518 5088

                           with a copy (which shall not constitute notice) to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Schwarzenbergplatz 6
                           A-1030 Vienna
                           Attention: Albert Adametz and
                                      Andreas Frohner
                           Telephone: +43 1 710 77 300
                           Facsimile: +43 1 710 77 303

         (b) If to Purchaser, addressed as follows:

                           PH Holding GmbH
                           Reischachstrasse 3/12A
                           A-1010 Vienna
                           Attention: Peter Huber
                           Telephone: +43 1 512 89 90
                           Facsimile: + 43 1 512 94 09

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

         9.4 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

         9.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.6 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Underscored references to Articles, Sections, Subsections or Schedules shall refer to those portions of this Agreement. Consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any party's rights and remedies with regard thereto. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate.

         9.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois without regard to the rules of conflict of laws of the State of Illinois or any other jurisdiction. Each of the parties hereto irrevocably and unconditionally consents to submit to the jurisdiction of the Courts of Illinois for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such court), waives any objection to the laying of venue of any such litigation in the Courts of Illinois. Notwithstanding the aforesaid, local laws shall be applicable where mandatory.

         9.8 Assignment. Purchaser must not assign this Agreement without the prior written consent of the Seller, and any such prohibited assignment shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties.

         9.9 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective affiliates, directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

         9.10 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m., local time (Austria).

         9.11 Further Assurances. Upon the reasonable request of Purchaser, Seller shall on and after the Closing Date execute and deliver to Purchaser such other documents, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment to Purchaser of, and to vest fully in Purchaser title to, the Share Quota, and to otherwise carry out the purposes of this Agreement.

         9.12 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         9.13 Entire Understanding. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements, arrangements and understandings between the parties.

Vienna, August 14, 2002

                                             COMDISCO, INC.


                                             By:  /s/ Bing Chen
                                                  ---------------------
                                                  Name:  Bing Chen
                                                  Title: Attorney-in-Fact

                                             PH HOLDING GMBH


                                             By:  /s/ Peter Huber
                                                  --------------------
                                                  Name:  Peter Huber
                                                  Title: Managing Director

Signed pursuant to Sections
54 et sequ. Notaries Act:

/s/ Dr. Rudolf Kaindl
-------------------------
Offentl. Notar.
Civil Law Notary

Schedule A

                              Excluded Contracts

1. Amendment No. 1 to Equipment Schedule No. 1 between Comdisco Austria GmbH and Celestica Italia S.r.l.

2. Amendment No. 1 to Equipment Schedule No. 2 between Comdisco Austria GmbH and Celestica Italia S.r.l.

3. Amendment No. 1 to Equipment Schedule No. 3 between Comdisco Austria GmbH and Celestica Italia S.r.l.

4. Amendment No. 1 to Equipment Schedule No. 5 between Comdisco Austria GmbH and Celestica Italia S.r.l.

5. Amendment No. 1 to Equipment Schedule No. 10 between Comdisco Austria GmbH and Celestica Italia S.r.l.

6. Amendment No. 1 to Equipment Schedule No. 11 between Comdisco Austria GmbH and Celestica Italia S.r.l.

7. Amendment No. 2 to Equipment Schedule No. 24 between Comdisco Austria GmbH and Celestica Italia S.r.l.

                                  Schedule B

                        N O N - R E C O U R S E  N O T E

                             (SCHULDVERSCHREIBUNG)

                                                               August 14, 2002

For value received, Computer Discount GmbH, an Austrian Limited Liability Company ("Payor"), registered under FN 81059f with the Commercial Court in Vienna, promises to pay to Comdisco, Inc. or its assigns ("Holder"), the principal sum of seven hundred eighty-five thousand two hundred and fourteen Euros and fifty-seven Eurocents ((euro) 785,214.57).

As security for the prompt and complete payment of all indebtedness evidenced by this Note and for certain other obligations of Payor set forth below, Payor has agreed to grant Holder a security interest in the property hereinafter described.

NOW THEREFORE, in consideration of the foregoing and the mutual promises and other agreements hereinafter contained, Payor hereby agrees with Holder for its benefit as follows:

1. Payment.

         (a) Upon the receipt by Payor of any payment related to the contracts as set forth in Schedule 1 (each of them the "Contract" and collectively the "Contracts"), notwithstanding whether such payment is an ordinary rental/lease payment under the Contract or a purchase price payment for the lease equipment related to the Contract, Payor shall within ten (10) business days transfer such amount to a bank account to be designated by Holder ("Cash Receipt Payments"). Payor and Holder acknowledge and agree that the Cash Receipt Payments shall be secured by all assets of Payor and the limitation set forth in Section 5 shall not apply.

         (b) Upon the expiration of any Contract, or Holder's demand for early return of title, Payor shall within ten (10) business days transfer title in any equipment related to such Contract to Holder ("In Kind Payment").

         (c) All such Cash Receipt Payments or In Kind Payments shall be deemed to be payments under this Note.

2. Default by Payor. The entire unpaid principal balance of this Note shall become immediately due and payable upon the failure of Payor to make any Cash Receipt or In Kind Payment in accordance with Section 1.

3. Waiver of Demand Etc. Payor hereby waives demand, presentment, protest, notice of nonpayment, notice of protest and any and all lack of diligence or delays which may occur in collection of this Note, if any.

4. Security. Payor hereby grants to Holder a continuing exclusive first priority security interest (ausschlie(beta)liches Pfandrecht) in the property of Payor related to the Contracts (as listed in the equipment schedules) set forth in Schedule A hereof, wherever located, whether the same is now owned or hereafter acquired as a collateral for this Note (the "Collateral"). Payor acknowledges and agrees that it has the sole responsibility of information and other steps required and desirable in order to comply with legal publicity and announcement standards under the applicable laws in connection with this security interest. Payor and Holder acknowledge and agree that the Collateral is collateral security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise of all obligations now or hereafter arising under this Note.

5. Non-Recourse. This Note is secured by the Collateral in favor of the Holder. Except as expressly provided in Section 1 (a) , and except as hereinafter provided, in any action commenced to enforce the obligations of the Payor created or arising hereunder, the judgment shall not be enforceable personally against the Payor or against any assets of the Payor other than the Collateral conveyed or encumbered in or otherwise covered by the security interest. Recourse for any violation or breach of the terms of this Note shall be only against the Collateral and any such judgment shall not be subject to execution on, nor be a lien on, any other assets of the Payor. Notwithstanding the foregoing, however, the Payor would be liable absent the foregoing nonrecourse provisions: (i) for any intentional fraud or misrepresentation by the Payor in connection with the delivery or performance of this Note (ii) for the retention in violation of this Note of any payments, income or other property or proceeds arising with respect to the Collateral; (iii) for the fair market value of any other rights, interests or property comprising the Collateral removed or disposed of by the Payor (iv) for the retention or misapplication of any proceeds under any insurance policies or awards resulting from condemnation or the exercise of the power of eminent domain, or by reason of damage, loss, or destruction of any portion of the Collateral;
(v) for damage to the Collateral from waste or the failure of the Payor to maintain, repair, protect and preserve the Collateral. The holder hereof shall have the right to recover its damages hereunder in a separate proceeding brought for that purpose, or in any foreclosure action under this Note and the Payor's liability under this paragraph shall survive foreclosure under this Note and the holder hereof may pursue against the Payor all of such holder's rights and remedies thereunder or at law or equity, notwithstanding any such foreclosure.

6. Miscellaneous.

         (a) Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of Payor and Holder. Nothing in this Note, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note.

         (b) Governing Law. This Note shall be governed by and construed under the laws of Austria.

         (c) Construction. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note. The language of this Note shall be construed according to its fair meaning and not strictly for or against any party.

         (d) Notices. All notices, requests, demands and other communications under this Note shall be in writing and shall be deemed to have been duly given on the date of service if served personally or by facsimile (with electronically verified receipt) on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given by registered or certified mail, postage prepaid, and properly addressed as follows:

                  To Payor:                 COMPUTER DISCOUNT GMBH
                                            Mahlerstrasse 7/22
                                            A-1010 Vienna
                                            Austria
                                            Attn:    Peter Huber

                  To Holder:                COMDISCO INC.
                                            6111 North River Road
                                            60018 Rosemont, Illinois
                                            U.S.A.
                                            Attn:    Kathryn Chapman

                  With a copy to:           Skadden Arps
                                            Schwarzenbergplatz 6
                                            A-1030 Vienna
                                            Austria
                                            Attn:    Albert Adametz
                                                     Andreas Frohner

         Any party may change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above.

         (e) Modification; Waiver. No modification to this Note, nor any waiver of any rights, shall be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default shall not constitute a waiver of any other right or any subsequent breach or default.

         (f) Severability. If any of the provisions of this Note are determined to be invalid, illegal, or unenforceable, such provisions shall be modified to the minimum extent necessary to make such provisions enforceable, and the validity, legality, and enforceability of the remaining provisions of this Note shall continue in full force and effect to the extent the economic benefits conferred upon Payor and Holder by this Note remain substantially unimpaired.

         (g) Non-Payment. If this Note or any installment of principal or interest is not paid when due, whether at maturity or by acceleration, the Payor promises to pay all costs of collection, including, without limitation, actual attorney's fees, and all expenses in connection with the protection or realization of the Collateral securing this Note or the enforcement of any guaranty hereof incurred by the holder hereof on account of such collection, whether or not suit is filed hereon or thereon; such costs and expenses shall include, without limitation, all costs, expenses and attorney's fees actually incurred by the holder hereof in connection with any insolvency, bankruptcy, arrangement or other similar proceedings involving the Payor, which in any way affects the exercise by the Holder hereof of its rights and remedies under this Note. As used herein, "actual attorney's fees" or "attorney's fees actually incurred" means the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought calculated on the basis of the usual fees charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as that term may be defined in statutory or decisional authority.

         (h) Assignment. Purchaser must not assign this Note without the prior written consent of the Seller, and any such prohibited assignment shall be void. Subject to the foregoing, this Note shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties.

         (i) Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

         In Witness Whereof, both parties have caused this Note to be executed by its duly authorized officers or attorneys-in-fact as of the date first written above.

                                         COMPUTER DISCOUNT GMBH


                                         By: /s/ Peter Haber
                                            ---------------------------------
                                         Peter Huber, Managing Director


                                         COMDISCO, INC.

                                         By: /s/ Bing Chen
                                            ---------------------------------
                                         Bing Chen, Attorney-in-Fact

                                  Schedule 1

1. Amendment No. 1 to Equipment Schedule No. 1 between Comdisco Austria GmbH and Celestica Italia S.r.l.

2. Amendment No. 1 to Equipment Schedule No. 2 between Comdisco Austria GmbH and Celestica Italia S.r.l.

3. Amendment No. 1 to Equipment Schedule No. 3 between Comdisco Austria GmbH and Celestica Italia S.r.l.

4. Amendment No. 1 to Equipment Schedule No. 5 between Comdisco Austria GmbH and Celestica Italia S.r.l.

5. Amendment No. 1 to Equipment Schedule No. 10 between Comdisco Austria GmbH and Celestica Italia S.r.l.

6. Amendment No. 1 to Equipment Schedule No. 11 between Comdisco Austria GmbH and Celestica Italia S.r.l.

7. Amendment No. 2 to Equipment Schedule No. 24 between Comdisco Austria GmbH and Celestica Italia S.r.l.

                                  Schedule C

         List of invoices to be received in the escrow account

the statute of limitation has not yet run


1998/1999         Wango                      lease assets                      Wango ReifenvertriebsgmbH, Linz         1.453,46
                  EMC ITA                    lease assets                         PFH Computers, Cork, Ireland        35.002,87
----------------- -------------------------- ---------------------------- ------------------------------------- ---------------
                                                                                                                      36.456,33

1999/2000         Datacontact                lease assets                      B.O.T Datacontact / Metro GmbH, Wien   12.516,83
                  OMV                        lease assets                               Support EDV GmbH, Wien         2.138,76
                  Naintsch                   lease assets                      Computercenter France SA, Paris         1.380,55
                  missing credit note JET    missing credit note to be                   GE Capital GmbH, Wien        -2.176,69
                                             received
----------------- -------------------------- ---------------------------- ------------------------------------- ---------------
                                                                                                                      13.859,45

2000/2001         IT Austria                 missing credit note to be                   IT Austria GmbH, Wien           545,05
                                             issued

2000/2001         OMV                        lease assets                               Support EDV GmbH, Wien         2.563,90
----------------- -------------------------- ---------------------------- ------------------------------------- ---------------
                                                                                                                        3108,95

TOTAL                                                                                                                 53.424,73
                                                                                                                      ==========

